UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2019 (December 5, 2019)

Everi Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100 Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVRI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 5, 2019, Everi Holdings Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters (the “Underwriters”), in connection with a public offering (the “Offering”), pursuant to which the Company agreed to issue and sell 10,000,000 shares of common stock (the “Base Shares”), par value $0.001 per share (the “Common Stock”), plus an additional 1,500,000 shares (the “Optional Shares” and, together with the Base Shares, the “Shares”) that may be sold pursuant to an option granted to the Underwriters. On December 6, 2019, the Underwriters exercised their option to purchase all the Optional Shares. The Shares were offered and sold at a public offering price of $11.25 per Share and were purchased by the Underwriters from the Company at a price of $10.6875 per Share. The Offering closed on December 10, 2019.

The estimated net proceeds from the Offering were approximately $122.5 million, after deducting the Underwriters’ discounts and commissions and estimated expenses payable by the Company.

The Offering was made pursuant to the Company’s automatically effective shelf registration statement on Form S-3 (Registration No. 333-235347), which was previously filed on December 4, 2019 with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company and its officers and directors have agreed with the Underwriters not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to limited exceptions, for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of the Underwriters.

The Underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the Shares is filed herewith as Exhibit 5.1.

Item 8.01	Other Events

On December 5, 2019, Everi Payments Inc., a direct wholly owned subsidiary of the Company (“Everi Payments”) issued a consent solicitation statement seeking consent (the “Consent Solicitation”) from holders of Everi Payments’ 7.50% Senior Unsecured Notes due 2025 (the “Notes”) to modify the definition of “Public Equity Offering” in the indenture governing the Notes. The proposed modification would include public equity offerings by parent companies of Everi Payments, including the Company, as Public Equity Offerings for purposes of the indenture.

On December 5, 2019, Everi Payments issued a conditional notice of redemption in respect of $84.5 million in aggregate principal amount of the Notes. The redemption is conditioned upon (x) the issuance by the Company of the Base Shares in the offering and (y) the execution of a supplemental indenture reflecting the proposed terms contained in the Consent Solicitation.

The Company can provide no assurance that the Consent Solicitation will be approved by holders of the Notes or that the redemption will occur.

The Company is currently in discussions to amend (the “Proposed Amendment”) its credit agreement, dated as of May 9, 2017 (as amended), among Everi Payments, as borrower, Everi Holdings Inc., as a guarantor, the lenders party thereto and Jefferies Finance LLC, as administrative agent, collateral agent, swing line lender, letter of credit issuer, sole lead arranger and sole bookrunner (as amended, the Credit Agreement).

The Proposed Amendment would provide, among other things: (i) a reduction in the applicable margins for the interest rates payable in respect of the Company’s term loan facility; and (ii) the addition of a prepayment premium applicable to the repriced term loan facility of 1.00% of the principal amount thereof that is repaid in respect of (a) any voluntary prepayment or mandatory prepayment with proceeds of debt that has a lower effective yield than the repriced term loan facility or (b) any amendment to the repriced term loan facility that reduces the interest rate thereon, in each case, to the extent occurring within six months after the closing date of the Proposed Amendment. No other changes are expected to be made to the pricing, debt repayment terms, maturity dates and/or financial covenants, in each case, applicable to the Company’s credit facilities pursuant to the Proposed Amendment. The consummation of the Proposed Amendment is subject to certain conditions precedent. The Company can provide no assurance that the Proposed Amendment will be consummated on the terms described above or at all.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

1.1	Underwriting Agreement, dated December 5, 2019, among Everi Holdings Inc., Jefferies LLC, and Stifel, Nicolaus & Company, Incorporated.

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date:	December 10, 2019	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance and Chief Accounting Officer

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